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                                  FEE AGREEMENT


                  FEE AGREEMENT (this "Agreement"), dated as of January 1, 2000 by and between Spigadoro, Inc. (the "Company"), Jacob Agam (the "Executive") and Vertical Financial Holdings ("Vertical").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Executive serves as the Chairman of the Board and Chief Executive Officer of the Company; and

                  WHEREAS, the Executive and Vertical desire to have the Company compensate Vertical for the services of the Executive in lieu of payments to the Executive; and

                  WHEREAS, the Executive, Vertical and the Company now desire to set forth the rights and obligations of each of the parties hereto.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                  Section 1. Term of Agreement. This Agreement shall continue until the earlier of (i) the date on which the Executive ceases to serve as either the Chairman of the Board or Chief Executive Officer of the Company and
(ii) December 31, 2002 (the "Term").

                  Section 2. Position and Duties. During the Term, the Executive shall serve as the Chairman of the Board and/or the Chief Executive Officer of the Company and shall have such powers and duties as are commensurate with such position and as may be conferred upon him from time to time by the Board of Directors of the Company (the "Board"). During the Term, and except for illness or incapacity and reasonable vacation periods, the Executive shall devote such of his business time, attention, skill and efforts as are necessary to the business and affairs of the Company and its subsidiaries and affiliates; provided, however, it is expressly understood that Executive provides managerial services to companies other than the Company and shall continue to devote a portion of his business time to such other companies in conjunction with his duties hereunder to the extent that such activities do not inhibit or prohibit the performance of his duties hereunder or inhibit or conflict in any material way with the business of the Company, its subsidiaries and affiliates. In addition, the Executive may engage in charitable, educational, religious, civic and similar types of activities (all of which shall be deemed to benefit the Company), speaking engagements, membership on the board of directors of other organizations, and similar activities to the extent that such activities do not inhibit or prohibit the performance of his duties hereunder.

                  Section 3. Compensation. (a) For all services rendered by the Executive in any capacity during the Term, including, without limitation, services as an executive officer, director, or member of any committee of the Company, or any subsidiary, affiliate or division thereof, the Company shall compensate Vertical, in lieu of payments to the Executive, $25,000 per month, plus all reasonable travel or other expenses incurred by the Executive in connection with the performance of his duties and obligations hereunder, subject to the Executive's presentation of appropriate vouchers in accordance with such procedures as the Company may from time to time establish for senior officers and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled.

                           (b) During the Term, the Executive  shall be entitled
to participate in all compensation and employee benefit plans or programs, and to receive all benefits, perquisites and emoluments, for which any salaried employees of the Company are eligible under any plan or program now or hereafter established and maintained by the Company, to the fullest extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof, including, without limitation, incentive compensation, bonus, group hospitalization, health, dental care, life, disability or other insurance, tax-qualified and non-qualified pension, savings, thrift and profit-sharing plans, termination or severance pay programs, sick-leave plans, travel or accident insurance, automobile allowance or automobile lease plans, and executive contingent compensation plans, including, without limitation, capital accumulation programs and stock purchase, restricted stock and stock option plans. Notwithstanding the foregoing, nothing in this Agreement shall preclude the amendment or termination of any such plan or program, provided that such amendment or termination is applicable generally to the senior officers of the Company or any subsidiary or affiliate.

                  Section 4. Other Duties of Executive During and After Term.
(a) The Executive recognizes and acknowledges that all information pertaining to the affairs, business, clients, or customers of the Company or any of its subsidiaries or affiliates (any or all of such entities being hereinafter referred to as the "Business"), as such information may exist from time to time, other than information that the Company has previously made publicly available, is confidential information and is a unique and valuable asset of the Business, access to and knowledge of which are essential to the performance of the Executive's duties under this Agreement. In consideration of the payments made to Vertical hereunder, the Executive shall not, except to the extent reasonably necessary in the performance of his duties under this Agreement, divulge to any person, firm, association, corporation, or governmental agency, any information concerning the affairs, businesses, clients, or customers of the Business (except such information as is required by law to be divulged to a government agency or pursuant to lawful process), or make use of any such information for his own purposes or for the benefit of any person, firm, association or corporation (except the Business) and shall use his reasonable best efforts to prevent the disclosure of any such information by others. All records, memoranda, letters, books, papers, reports, accountings, experience or other data, and other records and documents relating to the Business, whether made by the Executive or otherwise coming into his possession, are confidential information and are, shall be, and shall remain the property of the Business. No copies thereof shall be made which are not retained by the Business, and the Executive agrees, on



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termination of his employment or on demand of the Company, to deliver the same to the Company.

                           (b) In  consideration of the payments made to
Vertical hereunder, during the period (the "Restricted Period") commencing on the effective date of the termination of the Executive's employment (the "Termination Date") and ending on the earlier of the second anniversary of the Termination Date or upon the occurrence of a Termination Transaction (as hereafter defined), the Executive shall not, without express prior written approval of the Board, directly or indirectly, own or hold any proprietary interest in, or be employed by or receive remuneration from, any corporation, partnership, sole proprietorship or other entity engaged in competition with the Company or any of its affiliates (a "Competitor"), other than severance-type or retirement-type benefits from entities constituting prior employers of the Executive. The Executive also shall not, during the Restricted Period, solicit for the account of any Competitor, any customer or client of the Company or its affiliates, or, any entity or individual that was such a customer or client during the twelve-month period immediately preceding the Termination Date. The Executive also shall not, during the Restricted Period, act on behalf of any Competitor to interfere with the relationship between the Company or its subsidiaries and affiliates and their respective employees.

                  For purposes of the preceding paragraph, (i) the term "proprietary interest" means legal or equitable ownership, whether through stockholding or otherwise, of an equity interest in a business, firm or entity other than ownership of less than 5 percent of any class of equity interest in a publicly held business, firm or entity, (ii) an entity shall be considered to be "engaged in competition" if such entity is, or is a holding company for, a company engaged in the manufacture or distribution of animal feed, flour or pasta products in the countries comprising the European Union or the United States, and (iii) "Termination Transaction" shall mean (x) the merger or consolidation of the Company with another company which is not affiliated with the Company where the shareholders (or equity holders as the case may be) of the Company, immediately prior to the merger or consolidation, do not beneficially own immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to the majority of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation would be entitled in the election of directors, or (y) the sale or disposition of all or substantially all of the assets or equity of the Company to an entity not affiliated with the Company.

                           (c) The Company's obligation to make payments, or
provide for any benefits under this Agreement (except to the extent vested or exercisable) shall cease upon a violation of the preceding provisions of this section. The provisions of this Section 4 shall survive the Executive's termination of his employment with the Company and the termination of this Agreement.

                           (d) Executive acknowledges that he has carefully
read and considered all of the restraints imposed pursuant to this Section 4 and that each and every one of said restraints is reasonable in respect to subject matter, length of time, and area. Employee further

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

acknowledges that damages at law would not be a measurable or adequate remedy for a breach of the restrictive covenants contained herein, and accordingly consents to the entry by any court of competent jurisdiction of order enjoining him from violating any of such covenants. If any of the covenants contained in this Section 4 is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable.

                  Section 5. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by same day or overnight mail as follows:

If to the Executive or Vertical:            Vertical Financial Holdings
                                            c/o Vertical Capital Ltd.
                                            HSBC Republic Bank Building
                                            Rue du Pre
                                            St. Peter Port
                                            Guernsey, Channel Islands GY1 1LU

If to the Company:                          Spigadoro, Inc.
                                            70 East 55th Street, 24th Floor
                                            New York, NY 10022

         With a copy to:                    Lowenstein Sandler PC
                                            65 Livingston Avenue
                                            Roseland, New Jersey 07068
                                            Attn: Steven Skolnick

or to such other address as either party shall have previously specified in writing to the other.

                  Section 6. Binding Agreement; No Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Executive, Vertical and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties hereto.

                  Section 7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof.

                  Section 8. Entire Agreement. This Agreement shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede all previous written, oral or implied understandings among them with respect to such matters.

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                  Section 9. Amendments.  This Agreement may only be amended or otherwise modified, and compliance with any provision hereof may only be waived, by a writing executed by all of the parties hereto.

                  Section 10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together be deemed to constitute one and the same instrument.

                            [signature page follows]



















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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                   SPIGADORO, INC.


                                   By: /s/ Lucio de Luca
                                       --------------------------
                                       Name:
                                       Title:


                                       /s/ Jacob Agam
                                       --------------------------
                                       JACOB AGAM



                                   VERTICAL FINANCIAL HOLDINGS


                                   By:  /s/ Jacob Agam
                                        -------------------------
                                        Name:
                                        Title:












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